EXHIBIT 21.1

SUBSIDIARIES OF VCA ANTECH, INC.

JURISDICTION OF
NAME OF SUBSIDIARY	INCORPORATION
Vicar Operating, Inc.	Delaware

AAH Merger Corporation	Delaware

AHC of Southern Saratoga County, Inc.	New York

Albany Veterinary Clinic, Inc.	California

Animal Center, Inc.	California

Animal Clinic of Santa Cruz, Inc.	California

Apex Veterinary Hospital, Inc.	North Carolina

Arroyo PetCare Centers, Inc.	California

Associates in Pet Care, S.C.	Wisconsin

Berwyn Veterinarian Hospital, Inc.	Illinois

Brown Animal Hospital, Inc.	Vermont

Cacoosing Animal Hospital, Ltd.	Pennsylvania

Cat Clinic of Tulsa, Inc.	Oklahoma

Clarmar Animal Hospital, Inc.	California

Cornerstone Veterinary Hospital, Inc.	North Carolina

C.V.T., Inc.	California

Detwiler Veterinary Clinic, Inc.	Pennsylvania

Diagnostic Veterinary Service, Inc.	California

Eagle Park Animal Clinic, Inc.	Indiana

Eagle River Veterinary Hospital, Inc.	Alaska

East Mill Plain Animal Hospital, Inc.	Washington

Edgebrook, Inc.	New Jersey

Florida Veterinary Laboratories, Inc.	Florida

Fox Chapel Animal Hospital, Inc.	Pennsylvania

Freehold, Inc.	New Jersey

JURISDICTION OF
NAME OF SUBSIDIARY	INCORPORATION
Glen Animal Hospital, Inc.	New York

Golden Merger Corporation	Delaware

H.B. Animal Clinics, Inc.	California

Highlands Animal Hospital, Inc.	Virginia

Indiana Veterinary Diagnostic Lab, Inc.	Indiana

Kirkwood Animal Hospital — Lea M.E. Tammi, V.M.D., P.A.	Delaware

Kirkwood Animal Hospital Boarding & Grooming, Inc.	Delaware

Lafayette Veterinary Hospital, PC	Indiana

Lake Jackson Veterinary Clinic, Inc.	Texas

Lakewood Animal Hospital, Inc.	California

Lammers Veterinary Hospital, Inc.	California

Lewelling Veterinary Hospital, Inc.	California

Main Street Small Animal Hospital, Inc.	California

Miller Animal Hospital, Inc.	California

MS Animal Hospital, Inc.	California

National PetCare Centers, Inc.	Delaware

Newark Animal Hospital, Inc.	Delaware

Northern Animal Hospital Inc.	Arizona

North Rockville Veterinary Hospital, Inc.	Maryland

Northside Animal Hospital, P.C.	Connecticut

Noyes Animal Hospital, Inc.	Illinois

NPC Operations, Inc.	Delaware

Ocean Beach Veterinary Hospital, Inc.	Washington

Old River Veterinary Hospital, Inc.	California

Old Town Veterinary Hospital, Inc.	Virginia

Pet Care Hospital, Inc.	Texas

JURISDICTION OF
NAME OF SUBSIDIARY	INCORPORATION
Pet’s RX, Inc.	Delaware

Pets’ Rx Nevada, Inc.	Nevada

PPI of Pennsylvania, Inc.	Delaware

Preston Park Animal Hospital, Inc.	California

Princeton Animal Hospital, Inc.	California

Professional Veterinary Services, Inc.	Indiana

Raleigh Hills Veterinary Clinic, Inc.	Oregon

Riviera Animal Hospital, Inc.	Florida

Rossmoor — El Dorado Animal Hospital, Inc.	California

Silver Spur Animal Hospital, Inc.	California

Sound Technologies, Inc.	Delaware

South County Veterinary Clinic, Inc.	California

Southeast Area Veterinary Medical Center, PC	Colorado

Spanish River Animal Hospital, Inc.	Florida

Sundown Animal Clinic, Ltd.	Arizona

Tampa Animal Medical Center, Inc.	Florida

Tanglewood Pet Hospital, Inc.	Texas

Tempe Vets, A Professional Corporation	Arizona

The Pet Practice (Florida), Inc.	Delaware

The Pet Practice (Illinois), Inc.	Delaware

The Pet Practice (Massachusetts), Inc.	Massachusetts

The Pet Practice of Michigan, Inc.	Delaware

Toms River Veterinary Hospital, P.A.	New Jersey

Total Care Animal Hospital, Inc.	California

University Pet Clinic Inc.	Hawaii

VCA — Asher, Inc.	California

JURISDICTION OF
NAME OF SUBSIDIARY	INCORPORATION
VCA Alabama, Inc.	Alabama

VCA Albany Animal Hospital, Inc.	California

VCA of Albuquerque, Inc.	California

VCA All Pets Animal Complex, Inc.	California

VCA Alpine Animal Hospital, Inc.	California

VCA Anderson Animal Hospital, Inc.	California

VCA Anderson of California Animal Hospital, Inc.	California

VCA Animal Hospitals, Inc.	California

VCA APAC Animal Hospital, Inc.	California

VCA Cacoosing Animal Hospital, Inc.	California

VCA Castle Shannon Veterinary Hospital Inc.	California

VCA Centers-Texas, Inc.	Texas

VCA Cenvet, Inc.	California

VCA Clarmar Animal Hospital, Inc.	California

VCA Clinical Veterinary Labs, Inc.	California

VCA Clinipath Labs, Inc.	California

VCA Closter, Inc.	New Jersey

VCA Detwiler Animal Hospital, Inc.	California

VCA Dover Animal Hospital, Inc.	Delaware

VCA Eagle River Animal Hospital, Inc.	California

VCA East Anchorage Animal Hospital, Inc.	California

VCA Emergency Pet Clinic, Inc.	California

VCA Greater Savannah Animal Hospital, Inc.	California

VCA Howell Branch Animal Hospital, Inc.	California

VCA Kaneohe Animal Hospital	California

VCA Lakeside Animal Hospital, Inc.	California

VCA Lamb & Stewart Animal Hospital, Inc.	California

JURISDICTION OF
NAME OF SUBSIDIARY	INCORPORATION
VCA Lammers Animal Hospital, Inc.	California

VCA Lewis Animal Hospital, Inc.	California

VCA Marina Animal Hospital, Inc.	California

VCA Miller-Robertson	California

VCA — Mission, Inc.	California

VCA Missouri, Inc.	Missouri

North Coast Veterinary Medical Group, Inc.	California

VCA Northboro Animal Hospital, Inc.	California

VCA Northwest Veterinary Diagnostics, Inc.	California

VCA of New York, Inc.	Delaware

VCA of San Jose, Inc.	California

VCA of Teresita, Inc.	California

VCA Professional Animal Laboratory, Inc.	California

VCA Real Property Acquisition Corporation	California

VCA Referral Associates Animal Hospital, Inc.	California

VCA Rohrig Animal Hospital, Inc.	California

VCA Rossmoor, Inc.	California

VCA Silver Spur Animal Hospital, Inc.	California

VCA South Shore Animal Hospital, Inc.	California

VCA Squire Animal Hospital, Inc.	California

VCA St. Petersburg Animal Hospital, Inc.	California

VCA Texas Management, Inc.	California

VCA Worth Animal Hospital, Inc.	Illinois

VCA Wyoming Animal Hospital, Inc.	California

Veterinary Centers of America — Texas, L.P.	Texas

Veterinary Hospitals, Inc.	California

West Shore Veterinary Hospital, Inc.	Pennsylvania

JURISDICTION OF
NAME OF SUBSIDIARY	INCORPORATION
West Los Angeles Veterinary Medical Group, Inc.	California

William C. Fouts, Ltd.	Nevada

Wingate, Inc.	Colorado

Woodland Animal Medical Center, Inc.	Oklahoma